Exhibit 10.18

                              CONSULTING AGREEMENT

     This Consulting Agreement is made and effective as of the 1st day of September, 2003 (the "Effective Date"), by and between National Securities Corporation, Washington corporation (the "Consultant"), and NoBidding, Inc., a New Jersey corporation (the "Company").

     In consideration of and for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1. PURPOSE AND TERM. The Company hereby retains the Consultant upon the terms and conditions contained herein for a period of seven (7) months from the Effective Date (the "Initial Term"). The Initial Term of this Agreement shall be extended (the "Extended Term") only by written agreement of the parties hereto.

     2. DUTIES OF CONSULTANT. During the Initial Term and any Extended Term of this Agreement the Consultant will provide the Company with such regular and customary consulting advice as is reasonably requested by the Company, including but not limited to, rendering advice and assistance in connection with the negotiation and preparation of acquisitions, mergers, and/or strategic alliances, provided that the Consultant shall not be required to undertake duties not reasonably within the scope of the consulting advisory service contemplated by this Agreement. It is understood and acknowledged by the parties that the value of the Consultant's advice is not measurable in any quantitative manner, and that the Consultant shall be obligated to render advice, upon the request of the Company, in good faith, but shall not be obligated to spend any specific amount of time in doing so.

     3. RELATIONSHIPS WITH OTHERS. The Company acknowledges that the Consultant is in the business of, among other things, providing financial service and consulting advice (of all types contemplated by this Agreement) to others. Nothing herein contained shall be construed to limit or restrict the Consultant from rendering such services or advice to others.

     4. CONSULTING FEE. The Company shall pay the Consultant a consulting fee (the "Fee") of $20,000 per month, with the first monthly payment payable upon execution of this Agreement and, thereafter, each remaining monthly payment of $20,000 shall be payable in advance commencing on the first monthly anniversary of this Agreement. The Consultant may, at its option, immediately cease performance of services under this Agreement if the Fee is not paid timely. Alternatively, and in its sole discretion, the Consultant may perform services for the Company under this Agreement although accrued Fees remains unpaid or in arrears. In doing so, however, the Consultant shall not become obligated to continue such services, nor shall it waive its entitlement to or right to collect any payable but unpaid Fee from the Company at any time. In the event the Company closes any debt or equity financing in which net proceeds to the Company exceed $1,000,000.00, then within 20 days after the closing of such financing, the Company shall pay Consultant all Fee owing under this Agreement, both accrued and shall also prepay the balance of the Fee which shall become due under this Agreement through the end of the Initial Term. In any event, the Company shall pay the Consultant all Fee owing no later than March 31, 2004.


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     5.  EXPENSES.  In addition to the  consulting  fee payable  hereunder,  the
Company shall reimburse Consultant for all travel and other expenses incurred by Consultant in connection with its efforts hereunder, upon submission by Consultant of itemized vouchers therefor, up to a maximum of $5,000.00.

     6 LIMITATION UPON THE USE OF ADVICE AND SERVICES. No person or entity, other than the Company, shall be entitled to make use of or rely upon the advice of the Consultant to be given hereunder, and the Company shall not transmit such advice to others, or encourage or facilitate the use or reliance upon such advice by others, without the prior consent of the Consultant.

     7 SEVERABILITY. Every provision of this Agreement is intended to be severable. If any term or provision hereof is deemed unlawful or invalid for any reason whatsoever, such unlawfulness or invalidity shall not affect the validity of the remainder of this Agreement.

     8 MISCELLANEOUS.

          a. Any notice or other communication between the parties hereto shall be sent by certified or registered mail, postage prepaid, if to the Company, addressed to it at 601 Cleveland Street, Suite 120, Clearwater, Florida 33755, Attention: Chief Executive Officer, or, if to the Consultant, addressed to it at 1001 Fourth Avenue, Suite 2200, Seattle, Washington 98154, Attention: President, or to such address as may hereafter be designated in writing by any of such entities to the others. Such notice or other communication shall be deemed to be given on the date of receipt.

          b. This Agreement embodies the entire agreement and understanding between the Company and the Consultant with regard to the subject matter hereof, and with the exception of a separate and unrelated Financial Advisory and Consulting Agreement between the parties hereto and Royal Palm Capital Group, Inc., supersedes any and all other negotiations, prior fee arrangements, prior discussions and preliminary and prior agreements and understandings between the parties related to the subject matter hereof. No representation, promise, inducement, statement or intention has been made by any party hereto that is not embodied herein, and no party shall be bound by or liable for any alleged representation, promise, inducement or statement not so set forth herein.

          c. This Agreement shall be governed by and construed in all respects under the laws of the State of Washington, without reference to its conflict of laws rules or principles. Any suit, action, proceeding or litigation arising out of or relating to this Agreement shall be brought and prosecuted in such federal or state court or courts located within the State of Washington as provided by law. The parties hereby irrevocably and unconditionally consent to the jurisdiction of each such court or courts located within the State of Washington and to service of process by registered or certified mail, return receipt requested, or by any other manner provided by applicable law, and hereby irrevocably and unconditionally waive any right to claim that any suit, action, proceeding or litigation so commenced has been commenced in an inconvenient forum.



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          d. This  Agreement  and the rights  hereunder  may not be  assigned by either party (except by operation of law) and shall be binding upon and inure to the benefit of the Parties and their respective successors, assigns and legal representatives.


          e. This Agreement may be modified, amended, superseded, or canceled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the party or parties to be bound by any such modification, amendment, supersession, cancellation, or waiver.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date hereof.

 NoBidding, Inc.                        National Securities Corporation

By: /s/ Gerald Parker                   By:  /s/ Michael Bresner
--------------------------              ----------------------------
Gerald Parker, Chairman                  Michael Bresner, President



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